Exhibit 10.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT
 BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SETTLEMENT AND TERMINATION AGREEMENT

This Settlement and Termination Agreement (this “Agreement”) is entered into as of October 10, 2026, between Liquidia PAH, LLC (previously named RareGen, LLC), a Delaware limited liability company (“RareGen”), and its parent company, Liquidia Technologies, Inc., a Delaware corporation (“Liquidia” and together with RareGen, the “Liquidia Parties”), and PBM RG Holdings, LLC, a Delaware limited liability company (“PBM”). Capitalized terms used but not defined in this Agreement have the meanings given in the Indemnification Agreement (as defined below).

RECITALS:

A. On November 17, 2020, RareGen and PBM entered into a Litigation Funding and Indemnification Agreement (as amended, supplemented or otherwise modified from time to time, the “Indemnification Agreement”). As used in this Agreement, “Litigation” has the meaning given to that term in the Indemnification Agreement and, for the avoidance of doubt, includes the matters captioned Sandoz Inc. and RareGen, LLC v. United Therapeutics Corporation and Smiths Medical ASD, Inc., No. 2:19-cv-10170 (D.N.J.), and Sandoz Inc. and RareGen, LLC, n/k/a Liquidia PAH, LLC v. United Therapeutics Corporation and Smiths Medical ASD, Inc., Nos. 24-3067, 24-3116 and 24-3146 (3d Cir.).

B. Liquidia and its Affiliates, including RareGen, are pursuing a global resolution involving, among other matters, the Litigation and certain other disputes (the “Global Settlement”) with United Therapeutics Corporation and/or its Affiliates (collectively, “UTC”). The parties understand that the economic value assigned to the Litigation in the Global Settlement may be implemented through a reduction of amounts otherwise payable by Liquidia to UTC and will not reflect arm’s-length price discovery for the value of the Litigation.

C. The parties wish to fix the amount payable to PBM in complete satisfaction of PBM’s economic rights under the Indemnification Agreement, while preserving the Indemnification Agreement and all related rights and security until PBM receives the agreed payment in full.

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

1.            Settlement Payment. The Liquidia Parties shall pay $[***] (the “Settlement Amount”) to PBM in immediately available funds, to the account designated on Exhibit A attached hereto, no later than three business days after Liquidia and/or its Affiliates enter into the Global Settlement with UTC (such third business day, the “Payment Deadline”).

2.            Indemnification Agreement Remains In Effect Pending Payment. Until PBM has received the Settlement Amount in full in immediately available funds (the “Payment Condition”), (a) the Indemnification Agreement remains in full force and effect, and (b) all rights, remedies, claims, liens, and priorities of PBM remain unimpaired.

3.            Effect of Payment. Upon satisfaction of the Payment Condition: (a) the Settlement Amount shall constitute full payment of all amounts owing to PBM under the Indemnification Agreement; and (b) the Indemnification Agreement shall terminate, except for provisions that expressly survive termination and the provisions preserved by Section 6 of this Agreement.

4.            Representations and Warranties of the Liquidia Parties. Each Liquidia Party, jointly and severally, represents and warrants to PBM, as of the date of this Agreement and as of the date the Payment Condition is satisfied, that: (a) PBM has received all material written information in the possession or control of the Liquidia Parties or their representatives concerning the claims, defenses, counterclaims, settlement terms and valuation considerations relating to the Litigation or the treatment of the Litigation in the Global Settlement that a reasonable litigation-finance counterparty would consider material in deciding whether to accept the Settlement Amount; (b) no information provided to PBM in connection with this Agreement contains an untrue statement of material fact or omits a material fact necessary to make the information provided, in light of the circumstances in which it was provided, not misleading; (c) other than the Global Settlement and the matters disclosed in writing to PBM before execution of this Agreement, there is no agreement, understanding, side letter, allocation, rebate, contingent payment, non-cash consideration or other arrangement that directly or indirectly assigns value to, transfers value from or affects the economic treatment of the Litigation or the Claims; and (d) neither Liquidia Party has taken or omitted any action with the intent to conceal, divert, reallocate or reduce value attributable to the Litigation or the Claims for the purpose of reducing the amount otherwise payable to PBM. The Liquidia Parties shall promptly notify PBM of any proposed changes in the Global Settlement and provide in writing the material details of such changes.

5.            Global Settlement Information. Promptly after execution of this Agreement, and in all events before the Payment Deadline, the Liquidia Parties shall provide PBM with a true, correct and complete copy of each executed agreement or other instrument that effects the Global Settlement and is material to the treatment of the Litigation, subject to reasonable redactions of information unrelated to the Litigation or PBM’s rights. If (a) (i) a Global Settlement had not been executed on or prior to the date of this Agreement, and thereafter a Global Settlement is not executed and (ii) Liquidia and its Affiliates and UTC cease to negotiate the terms of a Global Settlement for a period of not less than 180 days or (b) the executed Global Settlement does not include a settlement of the Litigation, then this Agreement shall terminate.

6.            Fraud; Indemnification; Survival. Nothing in this Agreement limits or releases any claim based on fraud, fraudulent concealment or intentional misrepresentation. Each party shall jointly and severally indemnify such other party and its Affiliates from any liability, claim, loss, judgment, damage, cost or expense, including legal fees, costs and expenses arising from a breach of this Agreement or any representation or warranty made in it. Sections 3 through 9 of this Agreement survive satisfaction of the Payment Condition.

7.            Default. If the Payment Condition is not satisfied by the Payment Deadline, PBM may, without affecting any other right or remedy, enforce this Agreement or the Indemnification Agreement and the other Transaction Documents. The unpaid Settlement Amount shall bear interest from the Payment Deadline at the Default Rate set forth in the Indemnification Agreement. PBM is not entitled to duplicate recovery of the same amounts under this Agreement and the Indemnification Agreement.

8.            Confidentiality and Announcements. The confidentiality provisions of the Indemnification Agreement (including Section 6.2 thereof) and that certain Confidentiality Agreement, dated as of the date hereof, by and between Liquidia and PBM (“Confidentiality Agreement”) apply to this Agreement, the negotiations concerning it and the Settlement Amount; provided, however, that PBM and its Affiliates may disclose the terms of this Agreement to actual or potential investors in funds organized by PBM and its Affiliates so long as the recipients of the disclosure agree to be bound by confidentiality provisions at least as restrictive as the Confidentiality Agreement. No party shall make a public announcement identifying PBM or disclosing the terms of this Agreement without PBM’s prior written consent, except as required by law, regulation, stock-exchange rule or court order and, to the extent legally permitted, after reasonable advance notice to PBM.

9.            Miscellaneous. This Agreement constitutes the entire agreement among the parties concerning its subject matter, supersedes all prior agreements, understandings and negotiations between or among the partis with respect to that subject matter, and may be amended or waived only in a writing signed by each party. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard for any conflict of law principles that would dictate the application of the laws of another jurisdiction. Any dispute, claim or cause of action between or among the parties arising out of or relating to this Agreement shall be resolved exclusively in accordance with Section 10.2 of the Indemnification Agreement, which is incorporated by reference, mutatis mutandis, as though set forth in full. In addition, Article XI and Article XII of the Indemnification Agreement are incorporated by reference, mutatis mutandis, as though set forth in full, except that (a) each of the Liquidia Parties shall be treated as a party to, and as a “Party” under, the Indemnification Agreement for those purposes, and any notice to either Liquidia Party shall be delivered to the address and contacts specified for RareGen in Section 11.1 of the Indemnification Agreement, and (b) references in those provisions to “this Agreement” and to the “Transaction Documents” shall be deemed to include this Agreement. RareGen and Liquidia are jointly and severally liable for payment of the Settlement Amount and for each other obligation of the Liquidia Parties under this Agreement. No party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each other party, except to an affiliate or pursuant to a merger or sale of all or substantially all of the business or assets to which this Agreement relates. Neither the fact of, nor any provision contained in, this Agreement, nor any action taken pursuant to its terms will constitute, or be construed as, an admission of infringement, liability or wrongdoing of any kind on the part of any party. This Agreement may be executed in counterparts and by electronic signature, each of which is deemed an original and all of which constitute one instrument. If any provision is unenforceable, the remaining provisions remain effective. Each party acknowledges that it has been represented by counsel or had the opportunity to consult counsel and that this Agreement shall be construed as jointly drafted.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Settlement and Termination Agreement as of the date first written above.

PBM RG HOLDINGS, LLC

By:	/s/ Paul B. Manning
Name:	Paul B. Manning
Title:	CEO

LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Michael Kaseta
Name:	Michael Kaseta
Title:	CFO/COO

LIQUIDIA PAH, LLC

By:	/s/ Michael Kaseta
Name:	Michael Kaseta
Title:	CFO/COO

EXHIBIT A

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